Exhibit 10.20

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of January 26, 2009 and is effective as of the Third Loan Modification Effective Date, by and between SILICON VALLEY BANK, a California corporation with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”), and IBASIS, INC., a Delaware corporation with offices at 20 Second Avenue, Burlington, Massachusetts 01803 (“Borrower”).

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 2, 2007, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of October 2, 2007, between Borrower and Bank, as modified by a certain First Loan Modification Agreement dated as of April 28, 2008, and as further modified by a certain Second Loan Modification Agreement, dated as of October 9, 2008 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning given such terms in the Loan Agreement.

2.                                       DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Security Agreement dated December 30, 2002 granted by Borrower in favor of Bank, as amended and ratified (as so amended and ratified, the “IP Agreement”).

Hereinafter, the Loan Agreement and the IP Agreement, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                       DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

I.                      The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““KGCS” means KPN Global Carrier Services, B.V., a private limited liability company organized under the laws of The Netherlands.

“LIBOR Rate” means, for each Interest Period in respect of LIBOR Advances comprising part of the same Advances, an interest rate per annum (rounded upward to the nearest 1/100th of one percent (0.01%)) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period.

“Liquidity” is, on any date of measurement, Borrower’s unrestricted cash at Bank plus the Availability Amount.

“Prime Rate” is Bank’s most recently announced “prime rate”, even if it is not Bank’s lowest rate.

“Revolving Line” is an Advance or Advances in an aggregate amount of up to $50,000,000 outstanding at any time.

“Revolving Line Maturity Date” is October 1, 2009.”

and inserting in lieu thereof the following:

““KPN, B.V.” means KPN Global Carrier Services, B.V., a private limited liability company organized under the laws of The Netherlands.

“LIBOR Rate” means, for each Interest Period in respect of LIBOR Advances comprising part of the same Advances, an interest rate per annum (rounded upward to the nearest 1/100th of one percent (0.01%)) equal to the greater of (i) LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period; and (ii) two percent (2.00%).

“Liquidity” is, on any date of measurement, Borrower’s unrestricted cash at Bank plus the Availability Amount minus the First Loan Modification Advance Amount.

“Prime Rate” is the greater of (i) four and one-quarter of one percent (4.25%) or (ii) Bank’s most recently announced “prime rate”, even if it is not Bank’s lowest rate.

“Revolving Line” is an Advance or Advances in an aggregate amount of up to $35,000,000 outstanding at any time.

“Revolving Line Maturity Date” is September 30, 2010.”

II.                  The Loan Agreement shall be amended by inserting the following definitions in the appropriate alphabetical order in Section 13.1 thereof:

“Capital Expenditure” and “Capital Expenditures” are, for any period, with respect to any Person, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by such Person and its Subsidiaries during such period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated financial statements of such Person and its Subsidiaries.

“Third Loan Modification Agreement” is that certain Third Loan Modification Agreement, by and between Borrower and Bank, executed as of the Third Loan Modification Effective Date.

“Third Loan Modification Effective Date” is the date indicated on the signature page to the Third Loan Modification Agreement.”

III.              The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““LTM EBITDA” means, for any Person as of any date of measurement, EBITDA for the prior 12 consecutive months ending on such date of measurement; provided, that for any month prior to the Effective Date used in calculating LTM EBITDA of the Borrower, LTM EBITDA of the Borrower shall be calculated for each such month as the EBITDA of the Borrower and its Subsidiaries, on a consolidated basis plus the EBITDA of KGCS for such month.

“Total Funded Debt” means, at any date of measurement, the outstanding aggregate principal amount of all Advances to Borrower.

“Total Funded Debt Ratio” means, at any date of measurement, the ratio of Total Funded Debt on such date to LTM EBITDA on such date.”

IV.              The Loan Agreement shall be amended by deleting the following, appearing in Section 2.4(b) thereof, in its entirety:

“(b)                           Performance Pricing. Each of the Prime Rate Margin and the LIBOR Rate Margin shall be adjusted quarterly and shall be applied on and after the first day of each such fiscal quarter as follows: for any fiscal quarter, as of the first day of each such fiscal quarter: (i) if the Total Funded Debt Ratio for the immediately preceding fiscal quarter is less than 1.50:1.00, then the Prime Rate Margin for such fiscal quarter shall be 1.00% and the LIBOR Rate Margin for such fiscal quarter shall be 3.25%, and (ii) if the Total Funded Debt Ratio for the immediately preceding fiscal quarter is equal to or greater than 1.50:1.00, then the Prime Rate Margin for such fiscal quarter shall be 1.50% and the LIBOR Rate Margin for such fiscal quarter shall be 3.75%; provided, however, that for the fiscal quarter beginning on April 1, 2009 and thereafter, for any fiscal quarter in which Borrower maintains Liquidity equal to or greater than $20,000,000 for the entire fiscal quarter, the above-listed Prime Rate Margins and LIBOR Margins shall each be reduced by 0.50%.”

and inserting in lieu thereof the following:

“(b)                           Performance Pricing. The margin applicable to the Prime Rate (the “Prime Rate Margin”) and the margin applicable to the LIBOR Rate (the “LIBOR Rate Margin”) shall be adjusted quarterly and shall he applied on and after the first day of each such fiscal quarter as follows: for any fiscal quarter, as of the first day of each such fiscal quarter: (i) if the Borrower’s EBITDA minus Capital Expenditures for the immediately preceding fiscal quarter is less than Five Million Dollars ($5,000,000), then the Prime Rate Margin for such fiscal quarter shall be 1.50% and the LIBOR Rate Margin for such fiscal quarter shall be 3.75%, and (ii) if the Borrower’s EBITDA minus Capital Expenditures for the immediately preceding fiscal quarter is greater than or equal to Five Million Dollars ($5,000,000), then the Prime Rate Margin for such fiscal quarter shall be 1.00% and the LIBOR Rate Margin for such fiscal quarter shall be 3.25%. Performance Pricing in effect as of January 1, 2009 will be in accordance with clause (i) hereof.”

V.                  The Loan Modification Agreement shall be amended by deleting the following, appearing in Section 2.5(d) thereof, in its entirety:

“(d)                           Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), which fee shall be paid quarterly, in arrears, on the last day of each fiscal quarter, calculated as follows: (i) if the Total Funded Debt Ratio for the fiscal quarter for which the Unused Revolving Line Facility Fee is due is less than 1.50:1.00, the Unused Revolving Line Facility Fee for such fiscal quarter shall be 0.375% per annum of the average unused portion of the Revolving Line for such quarter, as determined by Bank; and (ii) if the Total Funded Debt Ratio for the fiscal quarter for which the Unused Revolving Line Facility Fee is due is greater than or equal to 1.50:1.00, the Unused Revolving Line Facility Fee for such fiscal quarter shall be 0.625% per annum of the average unused portion of the Revolving Line for such quarter, as determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section 2.5(d) notwithstanding any suspension or termination of Bank’s obligation to make Advances hereunder; and”

and inserting in lieu thereof the following:

“(d)                           Unused Revolving Line Facility Fee. A fee (the “Unused Revoving Line Facility Fee”), which fee shall be paid quarterly, in arrears, on the last day of each fiscal quarter, calculated as follows: (i) if the Borrower’s EBITDA minus Capital Expenditures for the for the fiscal quarter in which the Unused Revolving Line Facility Fee is due is less than Five Million Dollars ($5,000,000), the Unused Revolving Line Facility Fee for such fiscal quarter shall be 0.625% per annum of the average unused portion of the Revolving Line for such quarter, as determined by Bank; and (ii) if the Borrower’s EBITDA minus Capital Expenditures for the for the fiscal quarter in which the Unused Revolving Line Facility Fee is due is greater than or equal to Five Million Dollars ($5,000,000), the Unused Revolving Line Facility Fee for such fiscal quarter shall be 0.375% per annum of the average unused portion of the Revolving Line for such quarter, as determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section 2.5(d) notwithstanding any suspension or termination of Bank’s obligation to make Advances hereunder; and”

VI.              The Loan Modification Agreement shall be amended by deleting the following, appearing in Section 4.1(c) thereof, in its entirety:

“If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to (i) for any termination within six (6) months of the Effective Date, one percent (1%) of $50,000,000, and (ii) for any termination during the period from six (6) months after the Effective Date up to but not including the first anniversary of the Effective Date, one-half of one percent (0.50%) of $50,000,000, provided that no termination fee shall be charged if (i) the credit facility hereunder is replaced with a new facility from Silicon Valley Bank, (ii) the credit facility hereunder is terminated for any reason after the first anniversary of the Effective Date, or (iii) the credit facility hereunder is terminated by Borrower solely as a result of Bank’s determination to no longer offer LIBOR Advances pursuant to the provisions of Sections 3.6(b) or 3.7(d).”

and inserting in lieu thereof the following:

“If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default any time prior to the first anniversary of the Third Loan Modification Effective Date, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to one percent (1.00%) of $35,000,000; provided that no termination fee shall be charged if (i) the credit facility hereunder is replaced with a new facility from Bank or its successors or assigns, (ii) the credit facility hereunder is terminated for any reason on or after the first anniversary of the Effective Date, or (iii) the credit facility hereunder is terminated by Borrower solely as a result of Bank’s determination to no longer offer LIBOR Advances pursuant to the provisions of Sections 3.6(b) or 3.7(d).”

VII.          The Loan Modification Agreement shall be amended by deleting the following, appearing in Section 6.2(a)(iii) thereof, in its entirety:

“(iii) within five (5) days after the filing of quarterly financial statements with the SEC, a Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such quarter, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank shall reasonably request, including, without limitation, a statement that at the end of such quarter there were no held checks;”

and inserting in lieu thereof the following:

“(iii) (A) within five (5) days after the filing of quarterly financial statements with the SEC and (B) within twenty five (25) days after the end of each month that is not the last month of any fiscal quarter of the Borrower, a Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month or quarter, as applicable, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement, as applicable and such other information as Bank shall reasonably request, including, without limitation, a statement that at the end of such month or quarter, as applicable there were no held checks;”

VIII.      The Loan Modification Agreement shall be amended by deleting the following, appearing in Section 6.2(a)(iv) thereof, in its entirety:

“(iv) as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower and its Subsidiaries (including, without limitation, each fiscal quarter ending December 31 of each fiscal year), consolidated and consolidating quarterly unaudited financial statements of the Borrower and its Subsidiaries;”

and inserting in lieu thereof the following:

“(iv) as soon as available, and in any event within the earlier to occur of (A) forty-five (45) days after the end of each fiscal quarter of Borrower and its Subsidiaries (including, without limitation, each fiscal quarter ending December 31 of each fiscal year), and (B) five (5) days after filing with the SEC, consolidated and consolidating quarterly unaudited financial statements of the Borrower and its Subsidiaries;”

IX.             The Loan Modification Agreement shall he amended by deleting the following, appearing in Section 6.2(a)(vi) thereof, in its entirety:

“(vi) within sixty (60) days after the end of each fiscal year of Borrower, annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections;”

and inserting in lieu thereof the following:

“(vi) within sixty (60) days after the end of each fiscal year of Borrower, and promptly upon any revisions or updates thereof, annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections;”

X.                 The Loan Modification Agreement shall be amended by deleting the following, appearing in Section 6.2(a)(ix) thereof, in its entirety:

“(ix) Notwithstanding anything in this clause (a) to the contrary, if Borrower’s unrestricted cash and Cash Equivalents at Bank and/or the Availability Amount under the Revolving Line is less than $15,000,000 at any time, Bank shall have the right, but not the obligation, to require accounts receivable aging reports and unbilled revenue reports as of the 15th and the 30th of each month.”

and inserting in lieu thereof the following:

“(ix)                          Notwithstanding anything in this clause (a) to the contrary, (i) if Borrower’s unrestricted cash and Cash Equivalents at Bank plus the Availability Amount under the Revolving Line minus the First Loan Modification Advance Amount is less than $20,000,000, Borrower shall provide Bank with mid-month accounts receivable aging reports, unbilled revenue reports and cash receipt journals, and (ii) in any event, at any time, Borrower shall provide Bank the foregoing reports described in clause (i) hereof and such other reports as may be required by Bank, in its sole discretion.”

XI.             The Loan Agreement shall be amended by deleting the following, appearing in Section 6.3(c) thereof, in its entirety:

“(c)                            Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Accounts shall be deposited by Borrower into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in such form as Bank may specify in its good faith business judgment. Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all Payments on, and proceeds of, Accounts in trust for Bank, and Borrower shall immediately deliver all such payments and proceeds to Bank in their original form, duly endorsed, to be applied to the Obligations pursuant to the terms of Section 9.4 hereof; provided, however, in the event no Default or Event of Default has occurred and is continuing, (a) through and including the fiscal quarter of the Borrower ending March 31, 2009, all Payments on and proceeds of, Accounts shall be transferred by Bank to an operating account of Borrower maintained at Bank; and (b) for the period beginning on April 1, 2009 and thereafter, at any time in which Borrower maintains unrestricted cash and Cash Equivalents at Bank plus the Availability Amount under the Revolving Line of no less than $20,000,000, then all Payments on, and proceeds of, Accounts shall be transferred by Bank to an operating account of Borrower maintained at Bank.”

and inserting in lieu thereof the following:

“(c)                            Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. All payments on, and proceeds of, Accounts shall be deposited directly by the applicable Account Debtor into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement as Bank may specify in its good faith business judgment. Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all Payments on, and proceeds of, Accounts in trust for Bank, and Borrower shall immediately deliver all such Payments and proceeds to Bank in their original form, duly endorsed, to be applied, at Bank’s sole discretion, to the Obligations pursuant to the terms of Section 9.4 hereof; provided, however, in the event no Default or Event of Default has occurred and is continuing, at any time in which the sum of (i) Borrower’s unrestricted cash and Cash Equivalents at Bank plus (ii) the Availability Amount under the Revolving Line minus (iii) the First Loan Modification Advance Amount is equal to or greater than than $20,000,000, then all Payments on, and proceeds of, Accounts shall be transferred by Bank to an operating account of Borrower maintained at Bank.”

XII.         The Loan Agreement shall be amended by deleting the following, appearing as Section 6.6 thereof, in its entirety:

“6.6 Access to Collateral; Books and Records; Field Exam. At reasonable times, on three (3) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses, but the total amount of any such audit shall not exceed $7,500 plus reasonable out-of-pocket expenses. Absent the occurrence of an Event of Default, no more than one such inspection or audit may occur in any fiscal quarter. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling. The first such inspection and audit shall be scheduled to occur with sixty (60) days of the Effective Date.”

and inserting in lieu thereof the following:

“6.6 Access to Collateral; Books and Records; Field Exam. At reasonable times, on three (3) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right, up to three (3) times annually (or, after an Event of Default, more frequently, as Bank shall determine necessary, in its sole discretion) to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses, but the total amount of any such audit shall not exceed $7,500 per audit plus out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling. The first such inspection and audit shall be scheduled to occur with sixty (60) days of the Effective Date.”

XIII.     The Loan Agreement shall be amended by deleting the following, appearing as Section 6.8(a) thereof, in its entirety:

“(a)                            Maintain its and its Domestic Subsidiaries’ primary depository, operating accounts and securities accounts with Bank and Bank’s affiliates with all excess funds maintained at or invested through Bank or an affiliate of Bank. Any Guarantor shall maintain all depository, operating and securities accounts with Bank, or with an Affiliate of Bank, provided, however, KPN International Network Services, Inc. shall have three (3) months from the Effective Date to close, transfer or provide a Control Agreement satisfactory to Bank with respect to any of its accounts that are not maintained with Bank as of the Effective Date.”

and inserting in lieu thereof the following:

“(a)                            Maintain all of its and its Domestic Subsidiaries’ depository, operating accounts and securities accounts with Bank and Bank’s affiliates, with all excess funds maintained at or invested through Bank or an affiliate of Bank. Any Guarantor shall maintain all depository, operating and securities accounts with Bank, or with an Affiliate of Bank. In addition, without limiting the foregoing, Borrower and its Subsidiaries shall maintain no less than forty percent (40%) of all consolidated funds, including, without limitation, cash, Cash Equivalents and all other investments, in Borrower’s name located at Bank or with an Affiliate of Bank.”

XIV.     The Loan Agreement shall be amended by deleting the following, appearing as Section 6.9(i) thereof, in its entirety:

“(i)                               Adjusted Quick Ratio. On a consolidated basis, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of not less than the following:

Period	Minimum Adjusted Quick Ratio

Effective Date through February 28, 2009	0.80:1.00

March 1, 2009 and thereafter	0.85:1.00”

and inserting in lieu thereof the following:

“(i)                               Adjusted Quick Ratio. On a consolidated basis, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of not less than the following:

Period	Minimum Adjusted Quick Ratio

Beginning with the fiscal quarter ended December 31, 2008 and as of the end of each fiscal quarter thereafter	0.80:1.00

XV.         The Loan Agreement shall be amended by deleting the following, appearing as Section 6.9(ii), in its entirety:

“(ii)                            Consolidated EBITDA. Maintain, calculated on a consolidated basis with each of its Subsidiaries, measured as of the end of each fiscal quarter, EBITDA of at least (a) $7,500,000, with respect to the fiscal quarters ending March 31, 2008 and June 30, 2008, (b) $7,000,000, with respect to the fiscal quarter ending September 30, 2008, and (c) $10,000,000, with respect to the fiscal quarter ending December 31, 2008 and with respect to each fiscal quarter thereafter.”

and inserting in lieu thereof the following:

“(ii)                               Consolidated EBITDA minus Capital Expenditures. Maintain, calculated on a consolidated basis with each of its Subsidiaries, measured as of the end of each fiscal quarter, EBITDA minus Capital Expenditures for such fiscal quarter, of at least (a) ($1,000,000) with respect to the fiscal quarters ending December 31, 2008 and March 31, 2009; (b) $1.00 with respect to the fiscal quarter ending June 30, 2009; (c) $1,750,000 with respect to the fiscal quarter ending September 30, 2009, and (d) $3,500,000, with respect to the fiscal quarter ending December 31, 2009 and with respect to each fiscal quarter thereafter.”

XVI.              The Loan Agreement shall be amended by deleting the following, appearing as Section 6.9(iii), in its entirety:

“(iii)                            Liquidity. Maintain, measured as of the last day of each fiscal month, Liquidity of at least (a) for the fiscal month ended September 30, 2008 through and including February 28, 2009, $10,000,000, and (b) for the fiscal month ending March 31, 2009 and each fiscal month thereafter, $15,000,000.”

and inserting in lieu thereof the following:

“(iii)                              Liquidity. Maintain at all times, to be measured as of the last day of each month, Liquidity of at least (a) for the fiscal month ended December 31, 2008 through and including August 31, 2009, $17,500,000, and (b) for the fiscal month ending September 30, 2009 and each fiscal month thereafter, $20,000,000.”

XVII.          The Compliance Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4.                                       CONSENT TO KPN. B.V. PAYMENTS.  Bank hereby consents to Borrower making regularly scheduled payments when due to KPN, B.V., a private limited liability company organized under the laws of the Netherlands (“Creditor”), due in March, 2009 and in June, 2009, as described in a certain Loan Agreement, dated as of April 9, 2007 by and between Borrower and Creditor; provided that (a) no Event of Default exists at the time such payment is made or would exist after giving effect to such payment; and (b) Borrower provides to Bank, no more than ten (10) days prior to making any such payment, evidence satisfactory to Bank, in its sole discretion, that Borrower is in compliance with the financial covenants contained in Section 6.9 of the Loan Agreement or the requirements of Section 6.8(a) of the Loan Agreement, and Borrower will be in pro-forma compliance with such Section 6.9 and Section 6.8(a) after giving effect to such payment.

5.                                       FEES. Borrower shall pay to Bank (i) a Revolving Line renewal fee equal to One Hundred Seventy Five Thousand Dollars ($175,000) and (ii) a modification fee equal to Fifty Two Thousand Five Hundred Dollars ($52,500), which shall be due on or before the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this modification to the Loan Agreement.

6.                                       ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents. In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 2, 2007 and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate remain true and correct in all material respects as of the date hereof.

7.                                            CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above. Without limiting the foregoing, from and after the Third Loan Modification Execution Date, each reference to the phrase “Agreement” in the Loan Agreement or “Loan Agreement” in any of the other Loan Documents shall mean the Loan Agreement as modified by this Loan Modification Agreement.

8.                                            RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all Existing Loan Documents and all security or other Collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.                                            NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

I0.                                   CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to make modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11.                                 RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.                                      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER AND JUDICIAL REFERENCE. The provisions of Section 11 of the Loan Agreement are hereby incorporated herein in their entirety.

13.                                      COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Third Loan Modification Effective Date.

BORROWER:		BANK:

IBASIS, INC.		SILICON VALLEY BANK

By:	/s/ Richard Tennant	By:	/s/ Michael J. Tramack

Name:	Richard Tennant	Name:	Michael J. Tramack

Title:	Chief Financial Officer	Title:	Senior Vice President

Third Loan Modification Effective Date: December 30, 2008

Each of the undersigned hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of each of its Unconditional Guaranty, Security Agreement, IP Security Agreement (if applicable) and Perfection Certificate, in each case executed in connection with the Loan Agreement, and each acknowledges, confirms and agrees that each such document shall remain in full force and effect and in no way be limited by the execution of this Loan Modification Agreement, or any other documents. instruments and/or agreements executed and/or delivered in connection herewith.

IBASIS GLOBAL, INC.	IBASIS RETAIL, INC.

By:	By:

Name:	Name:

Title:	Title:

IBASIS SECURITIES CORPORATION	KPN INTERNATIONAL NETWORK SERVICES, INC.

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	IBASIS, INC.

The undersigned authorized officer of IBASIS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                  with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly consolidated and consolidating financial statements with Compliance Certificate	The earlier of (i) quarterly, within 45 days and (ii) within 5 days after filing with the SEC	Yes No

Compliance Certificate	Monthly within 25 days for each month that is not a quarter-end	Yes No

Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

A/R & A/P Agings, Borrowing Base and Transaction Reports	Monthly within 15 days*	Yes No

Other filings with the SEC or any other regulatory agency	Within 10 days after filing	Yes No

Projections	Annually within FYE and when amended

*Bank may, in its sole discretion, require Borrower to provide mid-month accounts receivable aging reports, unbilled revenue reports, cash receipt journals and other reports as may be required by Bank, in its sole discretion

The following Intellectual Property was registered after the Effective Date and since the last Compliance Certificate was provided to the Bank (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies
Maintain:
Minimum Adjusted Quick Ratio (Quarterly)	0.80:1.0	:1.0	Yes No
Minimum Consolidated EBITDA minus Capital Expenditures (Quarterly)	$	$	Yes No
Minimum Liquidity (Monthly)	$	$	Yes No

The following financial covenant analyses and information set forth in Schedule I attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

IBASIS, INC.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes	No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I.                      Adjusted Quick Ratio (Section 6.9(i))

Required: Maintain, on a consolidated basis, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of not less than the following:

Period	Minimum Adjusted Quick Ratio

Beginning with the fiscal quarter ended December 31, 2008 and as of the end of each fiscal quarter thereafter	0.80:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries at Bank	$

B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$

C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and it Subsidiaries	$

D.	Quick Assets (the sum of lines A through C)	$

E.	Aggregate value of Obligations to Bank	$

F.	Aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness) that matures within one (1)	$

G.	Current Liabilities (the sum of lines E and F)	$

H.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$

I	Line G minus line H	$

J.	Adjusted Quick Ratio (line D divided by line I)

Is line J equal to or greater than          :1:00?

☐   No, not in compliance                                                                       ☐   Yes, in compliance

II.                  Consolidated EBITDA of Borrower and its Subsidiaries (Section 6.9(ii))

Required: Maintain, calculated on a consolidated basis with each of its Subsidiaries, measured as of the end of each fiscal quarter, EBITDA minus Capital Expenditures for such fiscal quarter, of at least (a) ($1,000,000) with respect to the fiscal quarter ending March 31, 2009; (b) $1.00 with respect to the fiscal quarter ending June 30, 2009; (c) $1,750,000 with respect to the fiscal quarter ending September 30, 2009, and (d) $3,500,000, with respect to the fiscal quarter ending December 31, 2009 and with respect to each fiscal quarter thereafter.

Actual:

A.	Net IncomeS	$

B.	Interest Expense	$

C.	Depreciation expense (to the extent deducted from Net Income)	$

D.	Amortization expense (to the extent deducted from Net Income)	$

E.	Income Tax Expense	$

F.	Consolidated EBITDA (line A plus line B plus line C plus line D plus line E)	$

G	Capital Expenditures	$

H.	ADJUSTED EBITDA (line F minus line G)

Is line H equal to or greater than $                                                           ?

☐    No, not in compliance                                                                       ☐  Yes, in compliance

III.                                 LIQUIDITY of Borrower (Section 6.9(iii))

Required:   Maintain at all times, measured as of the last day of each fiscal month, Liquidity of at least (a) for the fiscal month ended December 31, 2008 through and including August 31, 2009, $17,500,000, and (b) for the fiscal month ending September 30, 2009 and each fiscal month thereafter, $20,000,000.

Actual:

A.	Unrestricted cash at Bank	$

B.	Availability Amount	$

C.	First Loan Modification Advance Amount	$

D.	LIQUIDITY (line A plus line B minus line C)	$

Is line D equal to or greater than $

☐  No, not in compliance                                                                       ☐  Yes, in compliance